Exhibit 23.1

September 10, 2019

Ladies and Gentlemen,

LBA Haynes Strand, PLLC hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (No.333-191894, 333-209680 and 333-213095) and Form S-3 (No. 333-214689) of Endurance International Group Holdings, Inc. of our report dated August 8, 2019, relating to the financial statements of LTD Software, LLC for the years ending December 31, 2018 and 2017.

Certified Public Accountants

Greensboro, NC 336.286.3204	Matthews, NC 704.841.1120	Mount Airy, NC 336.789.8989

www.LBAHS.com